SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2018

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 28, 2018, Applied Genetic Technologies Corporation (the “Company”) amended and restated the Company’s Code of Ethics (the “Code of Ethics”) to, among other things, (i) update the Company’s reporting and compliance procedures to provide for an Ethics and Compliance Hotline; (ii) modify the process for requesting a waiver of the Code of Ethics and policies referenced therein; (iii) refine the responsibilities of the Company’s Chief Executive Officer, Chief Financial Officer and other executive and financial officers with respect to internal controls and disclosure controls and procedures; (iv) prohibit management from overriding any policy outlined in the Code of Ethics without reporting such override to the Company’s Audit Committee; (v) remove language that the Company considered to be dated or duplicative and unnecessary; and (vi) effect minor technical, administrative and other non-substantive changes.

A copy of the Code of Ethics is available in the “Investors—Corporate Governance” section of the Company’s website at www.agtc.com.

The foregoing description of the amendments to the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the Code of Ethics, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

14.1	Applied Genetic Technologies Corporation Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Andrew Ashe
Andrew Ashe
General Counsel

Date: July 3, 2018